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                                                                    Exhibit 99.1
[Logo of Vencor, Inc. appears here]


CONTACT: Richard A. Schweinhart
         Senior Vice President and
         Chief Financial Officer
         (502) 596-7379

         Richard A. Lechleiter
         Vice President of Finance, Corporate
         Controller and Treasurer
         (502) 596-7734

FOR IMMEDIATE RELEASE
---------------------

                 VENCOR TO SEEK APPRAISAL OF ITS INVESTMENT IN
                       BEHAVIORAL HEALTHCARE CORPORATION

     Louisville, Ky. (Dec. 30, 1998) - Vencor, Inc. (NYSE: VC) today announced that it intends to engage an independent investment adviser to appraise its equity investment in Behavioral Healthcare Corporation ("BHC"), a privately held operator of psychiatric hospitals headquartered in Nashville, Tenn. In connection with this appraisal, the Company anticipates that it will incur a charge to earnings in the fourth quarter related to the expected write-down of the value of its investment in BHC. The current net book value of the Company's investment in BHC approximates $63 million. The Company is continuing to explore alternatives to monetize its investment in BHC as part of its overall strategy to reduce the Company's leverage.

     Vencor is a long-term healthcare provider operating hospitals, nursing centers and contract ancillary services in 46 states.

     Certain statements set forth above, including, without limitation, statements containing the words "anticipates," "expects," "will," and words of similar import, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's current expectations and involve known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to be materially different from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

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